EXHIBIT 31.1

Certification by Principal Financial Officer
pursuant to Section 302 of the Sarbanes Oxley Act of 202

 I, Edward H. Murphy, certify that:

1.I have reviewed the first amendment to the Annual Report on Form 10K of IZEA Worldwide, Inc.; and
2.Based on my knowledge, this amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amendment.

Dated:  April 19, 2023

/s/ Edward H. Murphy
Edward H. Murphy
Chairman and Chief Executive Officer
(Principal Executive Officer)